SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           RISK CAPITAL HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ____________________________________________________________________
      2)    Aggregate number of securities to which transaction applies:

            ____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________
      4)    Proposed maximum aggregate value of transaction:

            ____________________________________________________________________
      5)    Total fee paid:

            ____________________________________________________________________

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ____________________________________________________________________
      2)    Form, Schedule or Registration Statement No.:

            ____________________________________________________________________
      3)    Filing Party:

            ____________________________________________________________________
      4)    Date Filed:

            ____________________________________________________________________

                                 April 12, 1999

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Risk Capital Holdings, Inc. which will be held at our offices located at 20 Horseneck Lane, Greenwich, Connecticut, on Tuesday, May 11, 1999 at 4:00 p.m.

      The accompanying formal notice and proxy statement contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Whether or not you plan to attend the meeting, we request that you please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted. If you do attend the meeting, you may choose to withdraw your proxy and vote your shares in person.

      We look forward to meeting with you.

                                           Sincerely,


                                           MARK D. MOSCA
                                           President and Chief Executive Officer

                           RISK CAPITAL HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 11, 1999

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Risk Capital Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 20 Horseneck Lane, Greenwich, Connecticut, on Tuesday, May 11, 1999 at 4:00 p.m. (EDT) for the following purposes:

      1. To re-elect two directors to serve for a term of three years and until their respective successors are elected and qualified;

      2. To consider and vote upon a proposal to approve the Company's 1999 Long Term Incentive and Share Award Plan;

      3. To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 1999; and

      4. To transact any and all other business which may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

      In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting and any and all postponements or adjournments thereof.

      Your attention is directed to the accompanying Proxy Statement.

      Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy promptly in order to ensure representation of your shares. An addressed envelope for which no postage is required is enclosed for that purpose.

                                       By Order of the Board of Directors,


                                       PETER A. APPEL
                                       Managing Director,
                                       General Counsel
                                       and Secretary

Greenwich, Connecticut
April 12, 1999

                                 PROXY STATEMENT

                           RISK CAPITAL HOLDINGS, INC.
                                20 Horseneck Lane
                          Greenwich, Connecticut 06830

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 11, 1999

                                     PROXIES

      The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors") of Risk Capital Holdings, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Company's offices located at 20 Horseneck Lane, Greenwich, Connecticut, 06830 on Tuesday, May 11, 1999, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof. Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. Proxies will be solicited on behalf of the Board of Directors by MacKenzie Partners, Inc. for a fee which will not exceed $4,500. Officers and regular employees of the Company may also solicit proxies from stockholders by telephone, telegram or personal interview and will not receive additional compensation for such services. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies. The Company will reimburse such persons for their expense in so doing.

      The Company anticipates mailing proxy materials and the Annual Report for the fiscal year ended December 31, 1998 to stockholders of record as of the close of business on April 1, 1999 on or about April 15, 1999.

                                VOTING SECURITIES

      Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), at the close of business on April 1, 1999 are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 17,086,266. Each such share is entitled to one vote with respect to such matters.

      The presence in person or by proxy of holders of record of a majority in voting interest of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting. However, if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Directors are elected by a plurality of the votes cast. The vote of a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereat and thereon is required for all other proposals to come before the Annual Meeting.

      Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will generally not be counted for any other purpose, except that abstentions with respect to any proposal, other than the election of directors, will have the same effect as negative votes.

      Unless contrary instructions are indicated on the accompanying proxy, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

                            1. ELECTION OF DIRECTORS

                        The Board of Directors Recommends
                    a Vote "FOR" the Election of All Nominees

                        Directors and Executive Officers

      The Board of Directors is currently comprised of eight members divided into three classes serving staggered three-year terms. The Board of Directors intends to present for action at the Annual Meeting the re-election of Thomas V.
A. Kelsey and Philip L. Wroughton, whose present terms expire in 1999, to serve as Class I Directors for a term of three years and until their successors are duly elected and qualified.

      Unless authority to vote for such nominees is withheld, the enclosed proxy will be voted for such nominees except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

Nominees

      Set forth below is information regarding the nominees for election:

Name                            Age    Position
----                            ---    --------

Thomas V. A. Kelsey..........    66    Class I Director
Philip L. Wroughton..........    65    Class I Director

      Thomas V. A. Kelsey has been a Director of the Company and Risk Capital Reinsurance Company, a wholly owned subsidiary of the Company ("Risk Capital Reinsurance"), since September 1996. Mr. Kelsey was the President and Chief Executive Officer of School, College and University Underwriters, Ltd. ("SCUUL"), a Bermuda-domiciled reinsurance company, from 1993 to May 1998. Prior to joining SCUUL, he served Chubb & Son Inc. and The Chubb Corporation since 1954 in various capacities, including Executive Vice President and Chief Underwriting Officer. Mr. Kelsey is Vice Chairman of the Board of Trustees of the College of Insurance.

      Philip L. Wroughton has been a Director of the Company and Risk Capital Reinsurance since the completion of the Company's initial public offering in September 1995 (the "Offering"). Mr. Wroughton was Chairman of C.T. Bowring & Co. Limited from 1988 to 1996, Chairman of The Bowring Group Ltd. from 1995 to 1996 and was Vice Chairman of Marsh & McLennan Companies, Inc. from 1994 to 1996. Prior to 1994, he was Chairman of Marsh & McLennan, Inc.

Continuing Directors and Executive Officers

      Set forth below is information regarding the incumbent Directors who are not standing for election this year and the executive officers of the Company:

Name                                                Age   Position                                 Term Expires*
----                                                ---   --------                                 -------------
Mark D. Mosca.....................................   45   President, Chief Executive
                                                            Officer and Class III Director              2001
Robert Clements...................................   66   Chairman and Class III Director               2001
Peter A. Appel....................................   37   Managing Director, General
                                                            Counsel and Secretary                         --
Paul J. Malvasio..................................   52   Managing Director, Chief
                                                            Financial Officer and Treasurer               --
Michael P. Esposito, Jr...........................   59   Class III Director                            2001
Stephen Friedman..................................   61   Class II Director                             2000
Lewis L. Glucksman................................   73   Class II Director                             2000
Ian R. Heap.......................................   73   Class II Director                             2000

----------
*     Indicates expiration of term as a Director of the Company.

      Mark D. Mosca was elected President and Director of the Company in June 1995 and Chief Executive Officer of the Company in March 1998, and President, Chief Executive Officer and Director of Risk Capital Reinsurance in August 1995, and has served as Chief Underwriting Officer of Risk Capital Reinsurance since March 1999. Prior to June 1995, he was Senior Vice President and Chief Underwriting Officer of Zurich Reinsurance Centre Holdings, Inc. since the completion of its initial public offering in May 1993. Prior thereto, Mr. Mosca served as a Vice President of NAC Re Corporation ("NAC Re"), where he was manager of the Treaty Division since February 1986. From 1975 to 1986, Mr. Mosca was employed by General Reinsurance Corporation where he was a Vice President. Mr. Mosca holds an A.B. degree from Harvard University.

      Robert Clements was elected Chairman and Director of the Company at its formation in March 1995 and Chairman and Director of Risk Capital Reinsurance in September 1995. Mr. Clements is currently an advisor to Marsh & McLennan Capital, Inc. ("MMCI"), with whom he served as Chairman and Chief Executive Officer from January 1994 to March 1996. Prior thereto, he served as President of Marsh & McLennan Companies, Inc. since 1992, having been Vice Chairman during 1991. He was Chairman of J&H Marsh & McLennan, Incorporated (formerly Marsh & McLennan, Incorporated), a subsidiary of Marsh & McLennan Companies, Inc., from 1988 until March 1992. He joined Marsh & McLennan, Ltd., a Canadian subsidiary of Marsh & McLennan Companies, Inc., in 1959. Mr. Clements serves as a director of XL Capital Ltd. ("XL"), Annuity and Life Re (Holdings) Ltd., Stockton Holdings Limited and Hiscox plc. He is Chairman of the Board of Trustees of The College of Insurance and a member of Rand Corp. President's Council.

      Peter A. Appel has been a Managing Director, General Counsel and Secretary of both the Company and Risk Capital Reinsurance since November 1995. From September 1987 to November 1995, Mr. Appel practiced law with the New York firm of Willkie Farr & Gallagher, where he was a partner from January 1995. He holds an A.B. degree from Colgate University and a law degree from Harvard University.

      Paul J. Malvasio has been a Managing Director, Chief Financial Officer and Treasurer of both the Company and Risk Capital Reinsurance since September 1995 and a Director of Risk Capital Reinsurance since November 1995. Prior to that time, he was Senior Vice President and Chief Financial Officer of NAC Re since the completion of NAC Re's initial public offering in February 1986. From 1967 to 1986, Mr. Malvasio was employed by the public accounting firm of Coopers & Lybrand, where he was an audit partner from October 1979. Mr. Malvasio is a certified public accountant and holds a B.B.A. degree in Accounting from St. Francis College.

      Michael P. Esposito, Jr. has been a Director of the Company and Risk Capital Reinsurance since the completion of the Offering. Mr. Esposito has been a director of XL since 1986, serving as Chairman of the Board since April 1995, and has been Co-Chairman of Inter-Atlantic Capital Partners since June 1995. Mr. Esposito served as Chief Corporate Control, Compliance and Administrative Officer of The Chase Manhattan Corporation from 1991 to June 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992. Mr. Esposito also currently serves as a director of Forest City Enterprises and Annuity and Life Re (Holdings), Ltd.

      Stephen Friedman has been a Director of the Company and Risk Capital Reinsurance since April 1998. Mr. Friedman has been a limited partner of The Goldman Sachs Group, L.P. since 1994 and Senior Principal of MMCI since April 1998. He joined Goldman, Sachs & Co. in 1966 and has served the firm in various capacities, including Senior Chairman from 1994 to 1998, Sole Chairman from 1992 to 1994, Co-Chairman from 1990 to 1992 and Vice Chairman and Co-Chief Operating Officer from 1987 to 1990. He is Chairman of the Board of Columbia University, a Trustee of the Brookings Institution and Chairman of its Executive Committee, a director of Wal-Mart Stores, Inc. and Fannie Mae, and a Trustee of Memorial Sloan-Kettering Cancer Center, the Concord Coalition and the National Bureau of Economic Research. Mr. Friedman is also a member of the Trilateral Commission and the Council on Foreign Relations.

      Lewis L. Glucksman has been a Director of the Company and Risk Capital Reinsurance since November 1995. Mr. Glucksman is currently an Advisory Director of Salomon Smith Barney Holdings Inc. (formerly Smith Barney Inc.), with whom he served as Vice Chairman from 1988 to 1998. Prior thereto, he was Chairman of Glucksman & Company, a private investment banking firm, which he founded in 1984. From 1963 to 1984, Mr. Glucksman was associated with Lehman Brothers Inc. and its successor company Lehman Brothers Kuhn Loeb, Inc., serving in various positions, including as Chairman and Chief Executive Officer from 1983 to 1984, President from 1981 to 1983, and Chief Operating Officer from 1976 to 1983. From 1976 to 1984, he was a Commissioner of the Port Authority of New York and New Jersey. Mr. Glucksman is a Trustee and member of the Finance and Executive Committees of New York University.

      Ian R. Heap has been a Director of the Company and Risk Capital Reinsurance since the completion of the Offering. Mr. Heap has been a director of XL since 1987 and was Chairman of the Board of XL from 1988 to 1992. He was President and Chief Executive Officer of XL and X.L. Insurance Company, Ltd. from 1987 to 1988. From 1992 to 1993, he served as President and Chief Executive Officer of Mid Ocean Reinsurance Company Ltd. Mr. Heap has served as President and Chief Executive Officer of X.L. Insurance Company of America, Inc. since 1998.

----------

      See "Election of Directors--Certain Relationships and Related Transactions--Designation of Directors" for a description of certain arrangements regarding the election of certain of the non-employee members of the Board of Directors (the "Non-Employee Directors").

Board of Directors' Meetings and Committees

      The Board of Directors met four times during 1998 and took action by unanimous written consent three times. The Board of Directors has established standing Executive, Audit, Compensation and Investment/Finance Committees. The Board of Directors has no standing Nominating Committee. Each Director attended 75% or more of all meetings of the Board and any committees on which the Director served during fiscal year 1998.

      Executive Committee

      The Executive Committee of the Board of Directors (the "Executive Committee") is currently composed of Robert Clements (Chairman), Mark D. Mosca and Michael P. Esposito, Jr. The Executive Committee may exercise all the powers and authority of the Board of Directors, when it is not in session, in the management of the business and affairs of the Company. Except as expressly authorized by the Board of Directors and permitted by law, the Executive Committee does not have authority to (i) amend the Bylaws of the Company, (ii) declare a dividend, (iii) elect or remove officers of the Company, (iv) authorize the issuance of shares of capital stock of the Company or (v) authorize the disposition or acquisition of businesses or subsidiaries. The Executive Committee reports periodically to the Board of Directors as to actions it has taken. The Executive Committee did not meet during 1998.

      Audit Committee

      The Audit Committee of the Board of Directors (the "Audit Committee") is currently composed of Lewis L. Glucksman (Chairman), Thomas V. A. Kelsey and Philip L. Wroughton. The Audit Committee reviews the annual financial statements of the Company and other financial information provided to stockholders with the independent accountants and the practices and procedures adopted by the Company in the preparation of such financial statements and information. The Audit Committee submits recommendations to the Board of Directors with respect to the selection of independent accountants and reviews the independent accountants' annual scope of audit. The Audit Committee is required to meet at least annually with such accountants. The Audit Committee also reviews the Company's claims and claims expense reserves, methodology and process, and the systems of internal controls, policies and procedures established by the management of the Company. The Audit Committee met two times during 1998.

      Compensation Committee

      The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of Ian R. Heap (Chairman), Robert Clements and Stephen Friedman. The Compensation Committee has the authority to fix the compensation of the President and approve the compensation of senior executives of the Company. The Compensation Committee reviews the general compensation policies and practices followed by the Company and its subsidiaries and administers the Company's benefit plans as may exist from time to time. The Compensation Committee is required to report to the Board of Directors at least annually and whenever the Board may require. Members of the Compensation Committee, while holding such office and within the previous year (except as expressly approved by stockholders), may not receive any award under any compensation or other benefit plan that the Compensation Committee administers. The Compensation Committee met three times during 1998.

      Investment/Finance Committee

      The Investment/Finance Committee of the Board of Directors (the "Investment Committee") is currently composed of Michael P. Esposito, Jr. (Chairman), Lewis L. Glucksman, Thomas V. A. Kelsey and Mark D. Mosca. The Investment Committee is responsible for reviewing investment guidelines for the portfolios of the Company and Risk Capital Reinsurance, assessing the performance of the Company's investment advisors with respect to such portfolios and providing advice and assistance to management as appropriate in the evaluation of specific investment and other business opportunities. The Investment Committee met six times during 1998.

Compensation of Directors

      Each Non-Employee Director receives from the Company an annual fee of $25,000 and a meeting fee of $1,000 for each Board or committee meeting attended. In addition, each Non-Employee Director serving as Chairman of the (i) Executive Committee, Compensation Committee or Investment Committee receives an annual fee of $3,000 and (ii) Audit Committee receives an annual fee of $5,000. All Non-Employee Directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company or its subsidiaries receive no cash compensation for serving as Directors or as members of Board committees.

      Pursuant to the Company's 1995 Long Term Incentive and Share Award Plan (the "1995 Stock Plan"), upon joining the Board of Directors, each Non-Employee Director receives an option to purchase 300 shares of Common Stock at an exercise price per share equal to the then market price of a share of Common Stock. The 1995 Stock Plan also provides for automatic annual grants to Non-Employee Directors of options to purchase shares of Common Stock on January 1 of each year. Commencing January 1, 1998, the amount of shares covered by such annual grant was increased from 250 to 500 shares of Common Stock. See "Approval of the Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan" for a description of a proposed stock incentive plan, which, if approved by the stockholders, would provide the Non-Employee Directors with an opportunity to receive the annual Board retainer fee in shares of Common Stock and other stock-based awards.

      In addition, Robert Clements, Chairman of the Board of Directors, received a bonus of $150,000 and an option to purchase 49,725 shares of Common Stock for performance during 1998. The stock option will vest in five equal annual installments commencing on November 17, 1999, and will expire seven years from the date of vesting.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information available to the Company as of April 1, 1999 with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all Directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

                                                                     Rule 13d-3       Fully-
Name and Address                               Number of Shares      Percentage       Diluted
of Beneficial Owner                          Beneficially Owned(1)  Ownership(1)   Percentage(2)
-------------------                          ---------------------  ------------   -------------
XL Capital, Ltd.(3).......................          4,755,000           27.8%          20.8%
Cumberland House
One Victoria Street
Hamilton, HM11, Bermuda

Marsh & McLennan Risk Capital
    Holdings, Ltd.(4).....................          2,301,022           12.8           17.8
1166 Avenue of the Americas
New York, New York 10036

Merrill Lynch & Co., Inc.(5)..............          2,032,200           11.9            8.9
World Financial Center, North Tower
250 Vesey Street
New York, New York 10381

The Trident Partnership, L.P.(6)..........          1,636,079            8.9            7.1
Craig Appin House
8 Wesley Street
Hamilton, HM11, Bermuda

Franklin Resources, Inc.(7)...............          1,503,800            8.8            6.6
777 Mariners Island Boulevard
San Mateo, California 94404

Crabbe Huson Group, Inc.(8) ..............          1,242,800            7.3            5.4
121 SW Morrison, Suite 1400
Portland, Oregon 97204

EQSF Advisers, Inc.(9) ...................          1,047,525            6.1            4.6
M.J. Whitman Advisers, Inc.
767 Third Avenue
New York, New York 10017

Beck, Mack & Oliver LLC(10)...............            992,700            5.8            4.3
330 Madison Avenue
New York, New York 10017

Mark D. Mosca(11).........................            243,909            1.4            2.0

Robert Clements(12).......................            209,023            1.2            2.0

Peter A. Appel(13)........................             68,489              *              *

Paul J. Malvasio(14)......................             68,489              *              *

Michael P. Esposito, Jr.(15)(16)..........              5,300              *              *

                                                                     Rule 13d-3       Fully-
Name and Address                               Number of Shares      Percentage       Diluted
of Beneficial Owner                          Beneficially Owned(1)  Ownership(1)   Percentage(2)
-------------------                          ---------------------  ------------   -------------

Stephen Friedman(15)......................                200              *              *

Lewis L. Glucksman(15)....................              1,300              *              *

Ian R. Heap(15)(16).......................              4,800              *              *

Thomas V. A. Kelsey(15)...................              4,050              *              *

Philip L. Wroughton(15)...................              2,300              *              *

All Directors and executive officers
   (10 persons)...........................            607,860            3.5            5.6

------------------

*     Denotes beneficial ownership of less than 1.0%.

(1) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), amounts shown under "Number of Shares Beneficially Owned" and "Rule 13d-3 Percentage Ownership" include shares of Common Stock that may be acquired by a person within 60 days of the date of this Proxy Statement. Therefore, "Rule 13d-3 Percentage Ownership" has been computed based on (i) 17,086,266 shares of Common Stock actually outstanding as of April 1, 1999 and (ii) shares of Common Stock that may be acquired within 60 days of the date of this Proxy Statement upon the exercise of options and warrants held by the person whose Rule 13d-3 Percentage Ownership is being computed.

(2) Amounts shown under "Fully-Diluted Percentage" in the above table have been computed based on 17,086,266 shares of Common Stock actually outstanding as of April 1, 1999 and shares of Common Stock that may be acquired upon the exercise of all outstanding options and warrants (whether or not such options and warrants are exercisable within 60 days). As of April 1, 1999, there were an aggregate of 5,806,055 shares of Common Stock issuable under outstanding warrants and options as follows: (i) Class A Warrants to purchase an aggregate of 2,531,079 shares of Common Stock (the "Class A Warrants"), (ii) Class B Warrants to purchase an aggregate of 1,920,601 shares of Common Stock (the "Class B Warrants") and
      (iii) options to purchase an aggregate of 1,354,375 shares of Common Stock. The Class A Warrants are immediately exercisable at $20 per share and expire on September 19, 2002. The Class B Warrants are exercisable at $20 per share during the seven year period commencing September 19, 1998, provided that the Common Stock has traded at or above $30 per share for 20 out of 30 consecutive trading days.

(3) Based upon a Schedule 13D, dated September 17, 1997, filed with the Securities and Exchange Commission (the "SEC") by XL.

(4) Amounts include (i) 1,395,625 shares of Common Stock owned directly by Marsh & McLennan Risk Capital Holdings, Ltd. ("MMRCH") and (ii) 905,397 shares issuable upon the exercise of Class A Warrants held by MMRCH. "Fully-Diluted Percentage" also reflects 1,770,601 shares of Common Stock issuable upon the exercise of Class B Warrants held by MMRCH, which warrants may not become exercisable within 60 days of the date of this Proxy Statement. Based upon a Schedule 13D, dated November 7, 1996, filed with the SEC by Marsh & McLennan Companies, Inc. See "Election of Directors--Certain Relationships and Related Transactions--Other Transactions."

(5) Based upon a Schedule 13G, dated February 14, 1999, filed with the SEC by Merrill Lynch & Co., Inc., a parent holding company, and Merrill Lynch Global Allocation Fund, Inc., a registered investment company (collectively, "Merrill"). In the Schedule 13G, Merrill reported that it has shared voting power and shared dispositive power with respect to 2,032,200 shares of Common Stock.

(6) Amounts include (i) 250,000 shares of Common Stock owned directly by The Trident Partnership, L.P. ("Trident") and (ii) 1,386,079 shares of Common Stock issuable upon the exercise of Class A Warrants held by Trident. Based upon a Schedule 13D, dated March 27, 1998, filed with the SEC by Trident. See "Certain Relationships and Related Transactions--Registration Rights."

(7) Based upon a Schedule 13G, dated February 1, 1999, filed with the SEC by Franklin Resources, Inc. and certain of its affiliates (collectively, "FRI"). In the Schedule 13G, FRI reported that it has sole voting power and sole dispositive power with respect to 1,503,800 shares of Common Stock beneficially owned by one or more managed accounts which are advised by investment advisory subsidiaries of FRI.

(8) Based upon a Schedule 13G, dated February 12, 1999, filed with the SEC by the Crabbe Huson Group, Inc. ("CHG"), an investment advisor. In the
      Schedule 13G, CHG reported that it has shared voting power with respect to 1,157,200 shares of Common Stock and shared dispositive power with respect to 1,242,800 shares of Common Stock beneficially owned by its clients.

(9) Based upon a Schedule 13G, dated February 12, 1999, jointly filed with the SEC by EQSF Advisers, Inc. ("EQSF") and M.J. Whitman Advisers, Inc. ("Whitman"), each an investment advisor. In the Schedule 13G, EQSF and Whitman reported sole voting power and sole dispositive power with respect to 466,300 and 581,225 shares of Common Stock, respectively.

(10) Based upon a Schedule 13G, dated January 22, 1999, filed with the SEC by Beck, Mack & Oliver LLC ("Beck"), an investment advisor. In the Schedule 13G, Beck reported that it has shared dispositive power with respect to 992,700 shares of Common Stock beneficially owned by its clients.

(11) Amounts include (i) 139,888 shares of Common Stock owned directly by Mr. Mosca (40,000 of such shares are subject to vesting) and (ii) 104,021 shares of Common Stock subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 208,379 shares of Common Stock subject to stock options that will not become exercisable within 60 days of the date of this Proxy Statement.

(12) Amounts include (i) 22,300 shares of Common Stock owned directly by Mr. Clements, (ii) Class A Warrants to purchase 80,000 shares of Common Stock,
      (iii) 12,120 shares of Common Stock subject to immediately exercisable options and (iv) 55,000 shares of Common Stock and Class A Warrants to purchase 39,603 shares of Common Stock beneficially owned by Taracay Investors, a general partnership ("Taracay"), the general partners of which consist of Mr. Clements and members of his family. Mr. Clements is the managing partner of Taracay. "Fully-Diluted Percentage" also includes
      (i) 93,505 shares of Common Stock subject to stock options and (ii) 150,000 shares of Common Stock issuable upon the exercise of Class B Warrants, which options and Class B Warrants will not become exercisable within 60 days of the date of this Proxy Statement. See "Election of Directors--Certain Relationships and Related Transactions--Other Transactions."

(13) Amounts include (i) 29,988 shares of Common Stock owned directly by Mr. Appel (10,000 of such shares are subject to vesting) and (ii) 38,501 shares subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 127,299 shares of Common Stock subject to stock options that will not become exercisable within 60 days of the date of this Proxy Statement.

(14) Amounts include (i) 29,988 shares of Common Stock owned directly by Mr. Malvasio (10,000 of such shares are subject to vesting) and (ii) 38,501 shares subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 102,299 shares of Common Stock subject to stock options that will not become exercisable within 60 days of the date of this Proxy Statement.

(15) Amounts include 1,300 shares (in the case of Messrs. Friedman and Kelsey, 200 and 1,050 shares, respectively) of Common Stock subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 500 shares (in the case of Mr. Friedman, 600 shares) of Common Stock subject to stock options that will not become exercisable within 60 days of the date of this Proxy Statement.

(16) Messrs. Esposito, Jr. and Heap disclaim beneficial ownership of shares of Common Stock owned by XL.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock.Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) requirements applicable to such persons were complied with during fiscal year 1998, except that one Director filed one report late.

                             Executive Compensation

      The following table sets forth information regarding compensation paid to the Company's executive officers (collectively, the "named executive officers") by the Company and its subsidiaries for services rendered during fiscal years 1998, 1997 and 1996.

                          Summary Compensation Table(1)

                                                                               Long Term Compensation
                                                                          -----------------------------------
                                         Annual Compensation                       Awards             Payouts
                                --------------------------------------    --------------------------  -------
                                                                                          Securities
Name and                                                  Other Annual      Restricted    Underlying    LTIP    All Other
Principal                                                 Compensation    Stock Award(s)    Options   Payouts  Compensation
Position                 Year   Salary($)    Bonus($)           ($)            ($)(2)         (#)       ($)       ($)(3)
--------                 ----   ---------    --------     ------------    --------------  ----------  -------  ------------
Mark D. Mosca..........  1998    437,000      306,000            --                --         66,300    --         53,430
President, Chief         1997    420,000      510,000            --                --         72,100    --         50,815
Executive Officer and    1996    400,000      480,000            --                --         74,000    --         39,924
Director

Peter A. Appel.........  1998    302,000      210,000            --                --         62,800    --         35,596
Managing Director,       1997    261,000      245,000            --                --         38,500    --         30,675
General Counsel and      1996    250,000      232,500            --                --         39,500    --         23,939
Secretary

Bonnie L. Boccitto.....  1998    283,000      135,000            --                --         37,800    --         34,197
Former Managing          1997    261,000      245,000        42,788(4)             --         38,500    --         31,647
Director                 1996    250,000      232,500            --                --         39,500    --         24,839

Paul J. Malvasio.......  1998    301,000      185,000            --                --         37,800    --         37,437
Managing Director,       1997    286,000      245,000            --                --         38,500    --         35,777
Chief Financial Officer  1996    275,000      232,500            --                --         39,500    --         28,298
and Treasurer

----------
(1) In accordance with SEC rules, information has been provided regarding compensation paid or accrued to the President and all other individuals who have served as executive officers of the Company.

(2) As of December 31, 1998, an aggregate of 70,000 unvested shares of restricted stock, with an aggregate value of $1,522,500, were held by the named executive officers as follows: (i) Mark D. Mosca--40,000 shares with a value of $870,000; and (ii) each of Peter A. Appel, Bonnie L. Boccitto and Paul J. Malvasio--10,000 shares with a value of $217,500. The shares of restricted stock were issued in 1995 and vest in five equal annual installments commencing on the first anniversary of each named executive officer's employment date. An aggregate of 105,000 shares of restricted stock vested to the named executive officers during 1996, 1997 and 1998. In March 1999, Ms. Boccitto's 10,000 shares of restricted stock vested to her upon the termination of her employment. See "--Executive Compensation--Employment Agreements and Termination of Employment Arrangements." During the vesting period, any cash dividends will be paid on outstanding shares of restricted stock. Stock dividends issued with respect to such shares, if any, will be treated as additional grants of restricted stock subject to the same restrictions and other terms and conditions that apply to the shares of restricted stock with respect to which such dividends are issued.

(3) Includes: (i) matching contributions by the Company under its Employee Savings Plan, a 401(k) Plan, in the amounts of $7,200, $7,125 and $6,750 during 1998, 1997 and 1996, respectively, for each of Mr. Mosca, Mr. Appel, Ms. Boccitto and Mr. Malvasio; (ii) pension contributions by the Company under its Money Purchase Pension Plan in the following amounts for 1998, 1997 and 1996, respectively: (A) $10,064, $10,184 and $9,492 for Mr.
      Mosca, (B) $10,064, $10,184 and $9,159 for each of Mr. Appel and Ms. Boccitto, and (C) $10,064, $10,184 and $9,409 for Mr. Malvasio; (iii) contributions by the Company under its Executive Supplemental Non-Qualified Savings and Retirement Plan in the following amounts for 1998, 1997 and 1996, respectively: (A) $34,600, $32,588 and $22,917 for Mr. Mosca, (B) $17,738,
      $12,772 and $7,625 for Mr. Appel, (C) $15,367, $12,772 and $7,625 for Ms.
      Boccitto, and (D) $17,581, $15,876 and $9,979 for Mr. Malvasio; and (iv) term life insurance premiums paid by the Company in the following amounts for 1998, 1997 and 1996, respectively: (A) $1,566, $918 and $765 for Mr.
      Mosca, (B) $594, $594 and $405 for Mr. Appel, (C) $1,566, $1,566 and
      $1,305 for Ms. Boccitto, and (D) $2,592, $2,592 and $2,160 for Mr.
      Malvasio.

(4) Amount represents reimbursement of $23,983 in relocation expenses and $18,805 in income taxes payable in connection therewith.

      The following table sets forth information regarding grants of stock options made during fiscal year 1998 to each of the named executive officers.

                        Option Grants in Last Fiscal Year

                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                                Price Appreciation
                                                   Individual Grants                          For Option Term (3)
                             ----------------------------------------------------------   -----------------------------
                              Number of       % of Total
                             Securities        Options
                             Underlying       Granted to
                               Options       Employees in    Exercise or
                               Granted          Fiscal        Base Price     Expiration
            Name              (#)(1)(2)        Year(2)          ($/Sh)          Date           5%              10%
            ----             ----------      ------------    -----------     ----------     --------        ----------
Mark D. Mosca...........       66,300            18.6%          $22.44           (1)        $940,953        $2,403,694

Peter A. Appel..........       62,800            17.6           $22.44           (1)         891,259         2,276,677

Bonnie L. Boccitto......       37,800            10.6           $22.44           (1)         420,098         1,014,950

Paul J. Malvasio........       37,800            10.6           $22.44           (1)         536,304         1,369,416

----------
(1) All options were granted pursuant to the 1995 Stock Plan. For each named executive officer, the award is comprised of (i) an incentive stock option ("ISO") to purchase 4,456 shares of Common Stock and (ii) a non-qualified stock option ("NQSO") to purchase the balance of the shares of Common Stock shown next to the officer's name. Each such option will vest in five equal annual installments commencing on November 17, 1999, except that Ms Boccitto's stock options vested to her upon the termination of her employment in March 1999. See "--Executive Compensation--Employment Agreements and Termination of Employment Arrangements." Each NQSO will expire seven years from the date of vesting, and each ISO will expire 10 years from the date of grant (i.e., November 17, 2008).

(2) Pursuant to applicable SEC rules, percentages listed are based on options to purchase a total of 357,300 shares of Common Stock granted to employees during fiscal year 1998. Calculations do not include options to purchase an aggregate of 53,025 shares of Common Stock granted to the Non-Employee Directors in fiscal year 1998 pursuant to the 1995 Stock Plan.

(3) Potential realizable value is calculated based on an assumption that the fair market value of the Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant until the end of the option term. The 5% and 10% assumed rates are mandated by the SEC for purposes of calculating realizable value and do not represent the Company's estimates or projections of future stock prices.

      The following table provides information regarding the number and value of options held by each named executive officer as of December 31, 1998. No options were exercised by any named executive officer during fiscal year 1998.

                  Aggregated 1998 Fiscal Year-End Option Values

                                    Number of Securities Underlying              Value of Unexercised
                                        Unexercised Options at                       In-the-Money
                                            December 31, 1998              Options at December 31, 1998(1)
                                  ---------------------------------      ----------------------------------
                 Name             Exercisable         Unexercisable      Exercisable          Unexercisable
                 ----             -----------         -------------      -----------          -------------
Mark D. Mosca...............         104,021             208,379          $227,100               $253,150
Peter A. Appel..............          38,501             127,299            76,425                105,263
Bonnie L. Boccitto..........          38,501             102,299            72,675                102,763
Paul J. Malvasio............          38,501             102,299            91,425                115,263

----------
(1) For purposes of the above table, options are "in-the-money" if the market price of the Common Stock on December 31, 1998 (i.e., $21.75) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock subject to the options on December 31, 1998 and the aggregate exercise price of such options. The stock options of Ms. Boccitto identified above as "unexercisable" vested to her and became exercisable upon termination of her employment in March 1999. See "--Executive Compensation--Employment Agreements and Termination of Employment Arrangements."

Employment Agreements and Termination of Employment Arrangements

      Upon completion of the Offering, the Company and Risk Capital Reinsurance entered into an employment agreement (the "Employment Agreement") with Mark Mosca pursuant to which Mr. Mosca serves as President and Chief Executive Officer of both the Company and Risk Capital Reinsurance. The term of employment will initially expire in September 2000, subject to automatic extensions thereafter for successive one-year periods. Mr. Mosca's annual base salary, as established under the Employment Agreement, was $437,000 for 1998 and is subject to review annually for increase at the discretion of the Compensation Committee. The Employment Agreement also provides for the payment to Mr. Mosca of an annual bonus of at least $250,000 to be determined annually by the Compensation Committee. In addition, Mr. Mosca is entitled to participate in all employee benefit programs of the Company and Risk Capital Reinsurance in which senior executives are eligible to participate and to receive reimbursement for customary business expenses.

      Pursuant to the Employment Agreement, Mr. Mosca was also granted 100,000 restricted shares of Common Stock and an option to purchase 100,000 shares of Common Stock at an exercise price per share of $20.00 (i.e., the initial public offering price). One-fifth of the restricted shares and one-fifth of the options vest on each of the first five anniversaries of Mr. Mosca's employment, provided that Mr. Mosca remains an employee of the Company on such anniversary date. So long as Mr. Mosca is employed by the Company, the Company agreed to guarantee a loan from a financial institution to Mr. Mosca with respect to any federal income taxes payable by Mr. Mosca as a result of the vesting of the restricted shares.

      Mr. Mosca agreed to refrain from competing with the Company during the term of his employment and for a period of 12 months thereafter. During such period, Mr. Mosca may not engage in any activities, in any jurisdictions in which the Company or any of its affiliates has underwritten insurance during Mr. Mosca's employment, that are competitive with businesses that (i) are then being conducted by the Company and (ii) during the period of Mr. Mosca's employment, were either being conducted or actively developed by the Company, provided that Mr. Mosca will be bound by the foregoing restrictions only to the extent that the Company continues to pay to him a periodic annual salary and minimum bonus at a combined rate of $650,000 per annum. In addition, during the term of his employment and for a period of 24 months thereafter, Mr. Mosca has agreed not to encourage any employees to leave the employ of the Company (except as may be in the best interests of the Company during the course of carrying out his duties as an officer of the Company) or seek to solicit business from any person or entity which is, or at the time of termination of Mr. Mosca's employment was, a customer of or in the habit of dealing with the Company.

      The Company has also entered into letter agreements of employment with each of the other current named executive officers, which agreements may be terminated by either party upon notice at any time. The agreements currently provide for annual base salaries to Peter Appel of $375,000 and Paul Malvasio of $310,000. The salaries are subject to review annually for increase at the discretion of the Compensation Committee. Pursuant to the agreements, the executives are eligible to receive annual cash bonuses and stock-based awards under the 1995 Stock Plan at the discretion of the Compensation Committee and to participate in the Company's employee benefit programs. The agreements also provide that the target rate for the annual cash bonus for each executive will be 75% of the executive's annual base salary.

      In addition, the agreements provide that if the executive's employment is terminated by the Company without "cause" (as such term is defined in the agreements), the Company will continue to pay such executive an amount equal to his or her base salary and continue to pay all such executive's employee benefits for a period of 12 months following termination, subject to reduction for compensation received by such executive in any other employment. In the event of termination without cause, the agreements also provide that (i) the restrictions on all restricted shares granted under such agreement as to which restrictions have not lapsed and that are held by the executive will terminate and (ii) all unvested options granted under such agreement that are held by the executive will immediately vest.

      In March 1999, Bonnie Boccitto's employment as a Managing Director of both the Company and Risk Capital Reinsurance and Chief Underwriting Officer of Risk Capital Reinsurance was terminated. Upon such termination, Ms. Boccitto received a payment of $250,000, and she will also continue to receive her annual base salary of $310,000 per annum through April 1, 2000. Medical and dental coverage will also remain in effect for Ms. Boccitto and her covered dependents for such period or until she secures alternate employment, if earlier. In addition, as of the termination date, 10,000 shares of restricted stock vested to Ms. Boccitto and options to purchase 102,299 shares of Common Stock became exercisable in full by her.

Change in Control Arrangements

      The Board of Directors adopted certain change in control and severance arrangements for the employees of the Company in November 1996, and approved certain amendments thereto in February 1999 (the "Change in Control Arrangements"), in order to enhance the Company's recruiting efforts and the ability of the Company to retain its employees, particularly in the context of a potential change in control. The Company believes that the existence of the Change in Control Arrangements will enable its employees to focus more effectively on the Company's interests in connection with a potential change in control and will decrease the risk that its employees will terminate their employment with the Company or otherwise be distracted if the Company becomes a takeover candidate. The Company also believes that the Change in Control Arrangements will encourage its employees to remain with the Company and develop the Company-specific skills which will help the Company to achieve its business objectives. Although there are additional costs arising from the Change in Control Arrangements which may have the effect of impeding an acquisition of control of the Company, the Company believes that such costs would not be material when compared to the consideration paid in a takeover, and are outweighed by the resultant advantages to the Company and its stockholders. The Compensation Committee and the Board of Directors retained the services of an independent compensation consultant in connection with the review and consideration of the Change in Control Arrangements.

      Immediately upon a change in control (as defined below), all unvested stock options and shares of restricted stock held by the officers and other employees of the Company and the Chairman of the Board of Directors would immediately vest. In addition, immediately upon the involuntary (other than for cause) or constructive termination (as defined below) of the employment of the President, a Managing Director or a Senior Vice President (each, a "Senior Officer") within 24 months following a change in control, the following would occur: (i) the President, such Managing Director or such Senior Vice President would receive, in one lump sum payment, an amount equal to 2.99, 2.25 and 2.0, respectively, times his/her annual base salary and bonus (with bonus being equal to notional target amount of 100% of current annual base salary, in the case of the President, and the current year target amount, in the case of Managing Directors and Senior Vice Presidents), provided that any such payment would not exceed an amount that would trigger the payment of excise taxes. Such payments would not be subject to mitigation in the event such Senior Officer receives any compensation from other employment following his/her termination, provided that any such payment would be in lieu of any severance benefit payable under any other severance plan or agreement of the Company; (ii) such Senior Officer would receive a bonus for the year in which the change in control occurred, payable on a pro rata basis, equal to notional target amount of 100% of current annual base salary, in the case of the President, and the current year target amount, in the case of the other Senior Officers; and (iii) such Senior Officer would continue to receive all health care, dental, disability and group term and other life insurance benefits for (A) a 36-month period, in the case of the President, a 27-month period, in the case of a Managing Director, and a 24-month period, in the case of a Senior Vice President, or (B) in any case, until comparable benefits (with no pre-existing condition limitations) are received from a new employer, whichever is earlier. The statutorily required 18-month period of COBRA health benefits that terminated employees may elect to continue would commence at the end of the applicable 36, 27 or 24-month period during which benefits would be continued. To the extent any such benefits are not available, such Senior Officer would receive a cash payment in lieu of such benefits. In addition, immediately upon the termination of the Chairman of the Board within 24 months following a change in control, the Chairman would receive a lump sum payment in an amount determined by the Compensation Committee.

      With respect to employees other than the Senior Officers, immediately upon the involuntary (other than for cause) or, only in the case of an employee who is also an officer, constructive termination, of any such employee's employment within (x) 12 months following a change in control, in the case of officers, and
(y) six months following a change in control, in the case of non-officers, the following would occur: (i) Vice Presidents, officers below the level of Vice President and non-officers would receive, in monthly installments, an amount equal to 1.5, 1.0 and 0.5, respectively, times his/her annual base salary and bonus (with bonus being equal to the current year target amount), provided that such employee would have a duty to mitigate such payments by seeking new employment and that any such payment would be in lieu of any severance benefit payable under any other severance plan or agreement of the Company; (ii) such employee would receive a bonus for the year in which the change in control occurred equal to the current year target amount, payable on a pro rata basis; and (iii) such employee would continue to receive all health care, dental, disability and life insurance benefits for (A) an 18-month period, in the case of Vice Presidents, a 12-month period, in the case of officers below the level of Vice President, and a six-month period, in the case of non-officers, or (B) in any case, until comparable benefits (with no pre-existing condition limitations) are received from a new employer, whichever is earlier. To the extent any such benefits are not available, such employee would receive a cash payment in lieu of such benefits.

      Employees who agree to the Change in Control Arrangements are subject to provisions regarding non-solicitation of employees and customers for a period of one year following termination of employment (except for Mr. Mosca, who is subject to the non-competition and non-solicitation provisions included in his Employment Agreement as described above). In addition, all such employees are subject to provisions regarding non-disclosure of confidential and proprietary information. All such non-solicitation and non-disclosure provisions apply whether or not a change in control has occurred.

      A "change in control" would be triggered by any of the following: (i) a third party, other than XL, MMRCH or Trident (collectively, the "Initial Investors"), obtains beneficial ownership of 35% or more of the Company's voting securities; (ii) an Initial Investor's beneficial ownership increases to 50% or more of the Company's voting securities; (iii) the incumbent directors (or their Board approved successors) cease to constitute a majority of the Board of Directors; (iv) a merger, consolidation, recapitalization, liquidation, sale or disposition by the Company of substantially all of its assets, or a reorganization of the Company, unless at least 60% of the voting securities of the surviving entity are held by the former stockholders of the Company in substantially similar proportion to their share ownership in the Company immediately prior to the transaction; or

(v) the Board of Directors resolves that a change in control has occurred. "Constructive termination" would mean the occurrence, with respect to any officer, of any of the following: (i) the assignment of duties and responsibilities inconsistent in any material and adverse respect with such officer's position or a significant diminution in his/her duties or responsibilities; provided, however, that "constructive termination" will not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity, and does not involve any other event set forth in this definition; (ii) a reduction in such officer's base salary or bonus opportunity; (iii) the requirement that such officer work at a location outside of Fairfield County, Connecticut or Westchester County, New York; (iv) the failure to provide such officer with benefits and incentive compensation opportunities at least as favorable, in the aggregate, as the benefits and incentive compensation opportunities available to such officer immediately prior to a change in control; or (v) the failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under the arrangements described above.

Employee Benefits Plans

      1995 Long Term Incentive and Share Award Plan

      In 1995, the Company adopted the 1995 Stock Plan, which is designed to provide incentives to attract, retain and motivate employees and Directors in order to achieve the Company's long-term growth and profitability objectives. The 1995 Stock Plan provides for the grant to eligible employees and Directors of stock options, stock appreciation rights, restricted stock, restricted stock units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, dividend equivalents and other stock-based awards. An aggregate of 1,700,000 shares of Common Stock have been reserved for issuance under the 1995 Stock Plan, of which 1,659,195 shares have been awarded as restricted shares or are subject to outstanding stock options. See "Approval of the Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan" for a description of a proposed new stock incentive plan that is being submitted for stockholder approval at the Annual Meeting.

      Employee Stock Purchase Plan

      The Company has adopted its 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to meet the applicable requirements of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). All full-time and certain part-time employees of the Company are eligible to purchase shares of Common Stock by means of payroll deductions, subject to certain minimum service requirements. Eligible employees may elect to participate in annual offering periods ("Offering Periods") under the Purchase Plan by authorizing after-tax payroll deductions of up to 20% of their salary for the purchase of shares of Common Stock. The Purchase Plan has a term of 10 years. An aggregate of 120,000 shares of Common Stock have been reserved for issuance under the Purchase Plan.

      Unless the Compensation Committee determines at the inception of an Offering Period that a higher price will apply, the price at which shares of Common Stock will be purchased under the Purchase Plan at the end of each Offering Period will be 85% of the Fair Market Value (as defined in the Purchase
Plan) of the Common Stock at the beginning or end of an Offering Period, whichever is less. The maximum number of shares of Common Stock that a participant may purchase during an Offering Period is 3,000 shares, subject to reduction if (i) the total Fair Market Value of the shares to be purchased by the participant determined on the first day of the Offering Period would exceed $25,000 for each calendar year or (ii) after the purchase, the participant would own stock of the Company (including stock he or she could purchase under any outstanding options) amounting to 5% or more of the total voting power or value of all classes of stock of the Company.

      Other Plans

      Effective January 1, 1996, the Company adopted an employee savings plan (the "Employee Savings Plan") qualified under the Code. Pursuant to Section 401(k) of the Code, eligible employees of the Company are able to defer receipt of up to 15% of eligible compensation, subject to limitations under applicable law. The Company matches 100% of the first 3% of eligible compensation deferred by employees and 50% of the next 3% of compensation so deferred. Effective January 1, 1996, the Company also adopted a money purchase pension plan (the "Pension Plan") under which the Company contributes for each eligible employee an amount equal to the sum of (i) 4% of eligible compensation up to the Taxable Wage Base (as such term is defined in the Pension Plan; for 1998, set at $68,400) and (ii) 8% of eligible compensation in excess of the Taxable Wage Base up to the applicable compensation limit (the "Compensation Limit") imposed by Section 401(a)(17) of the Code (for 1998, set at $160,000). In addition, effective January 1, 1996, the Company adopted a supplemental, non-qualified executive savings and retirement plan (the "Executive Supplemental Plan") under which the Company contributes on behalf of select members of executive management 8% of annual base salary in excess of the Compensation Limit. Under the Executive Supplemental Plan, participants may also defer certain amounts of eligible base compensation and bonus. The Company matches 100% of the first 3% of such eligible base compensation deferred by participants under the Executive Supplemental Plan and 50% of the next 3% of such eligible base compensation so deferred.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Ian R. Heap, Robert Clements and Stephen Friedman. Mr. Heap serves as Chairman of the Committee. None of the members of the Compensation Committee are or have been officers or employees of the Company or Risk Capital Reinsurance (except that Mr. Clements serves as Chairman of the Board of Directors for each company). In addition, no executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company) with which any member of the Board of Directors serves as an executive officer. Mr. Clements is a member of the Compensation Committee of XL.

      See "Election of Directors--Certain Relationships and Related
Transactions."

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to all matters related to the compensation of the executive officers of the Company. The Compensation Committee, in collaboration with executive management of the Company, has developed a compensation approach responsive to the short-term and long-term considerations described below. An independent compensation consultant has been retained to assist the Compensation Committee in its review and implementation of the Company's compensation program.

      Compensation Philosophy

      The Compensation Committee and the Board of Directors believe that the Company's success requires a relatively small, highly motivated professional staff. Many of the employees are expected to perform responsibilities that are broader than the responsibilities performed by similarly positioned employees generally found at the Company's competitors. In addition, in view of the long-term nature of the reinsurance business and the Company's focus on private equity investments, the Company's compensation strategy takes into account a long-term perspective on performance in addition to year-to-year measures. The Company's compensation structure is designed to incorporate this philosophy by
(i) attracting and retaining a highly-talented group of professionals who possess a broad set of capabilities, (ii) reinforcing, motivating and rewarding employees for their performance through an incentive structure that balances short and long-term business objectives and takes into account their broader set of capabilities and responsibilities and (iii) aligning the interests of employees and stockholders and building a strong company identification through employee stock ownership.

      The principal components of the Company's compensation program are base salary, annual performance bonus and stock-related incentives. In determining the amount and form of executive compensation, the Compensation Committee considers the competitive market for senior executives, the executive's role in the Company's achieving its business objectives and the Company's overall performance. As the executive's level of responsibility increases, a greater portion of potential total compensation opportunity is based on corporate performance.

      Base Salary

      The Compensation Committee intends that the base salary afforded the Company's executive officers be sufficient to attract and retain executives of the caliber required to manage the Company in its implementation of its overall business strategy. The Compensation Committee will periodically evaluate each individual's job responsibilities and related compensation, and compare cash compensation practices to peer groups and other relevant compensation data to ensure that the Company's compensation structure is consistent with its compensation philosophy. Base salary increases are based on individual and corporate performance and reflect market and cost of living increases.

      Annual Performance Bonus

      Annual bonuses are based on corporate performance for the prior year and an evaluation of each employee's respective contribution to the performance of the Company. As an employee's responsibilities increase, the portion of his or her bonus that is dependent on corporate performance increases.

      Target performance bonus opportunities are established for all employees (other than the President) upon the commencement of his or her employment and are periodically reviewed by the Compensation Committee based on recommendations from executive management. An individual's target performance bonus opportunity is expressed as a percentage of base salary. Currently, these targets range from 5% (for non-officers) to 75% (for Managing Directors). For each employee, the target is an approximation of the bonus payment that may be paid if aggressive performance goals and other expectations are attained by both the employee and the Company as a whole. Pursuant to his Employment Agreement, Mr. Mosca will receive an annual bonus of not less than $250,000 in each of the remaining years of his employment term as determined by the Compensation Committee.

      Under the annual bonus plan, a target performance bonus pool is established based on the sum of all individual target performance bonus opportunities. The target performance bonus pool is adjusted upward or downward to reflect actual corporate performance as determined by the Compensation Committee. Determination of the bonus pool is based on an evaluation of the Company's performance relative to the strategic and financial objectives contained in the Company's annual management plan, which has been approved by the Board of Directors, as well as the achievement of qualitative objectives which also produce value to the stockholders. Performance criteria include underwriting performance, premium level, public and private investment performance, composite ratio, expense ratio, development of the management team and strategic steps and other subjective measurements of progress. There is no predetermined weight given to each criterion. Rather, the Compensation Committee's evaluation involves a subjective balancing of the various measures of success.

      Long Term Incentive Compensation

      The Company believes that managers who are afforded the opportunity to share the long-term value derived by their own performance will remain motivated to achieve superior performance. The Company's stock-based compensation is designed to align the interests of executives and stockholders by providing value to the executive as the stock price increases. Due to the variability of the stock price, stock options, restricted stock and other stock-based awards, which comprise a significant portion of executive compensation, are dependent upon the Company's overall results and how the Company is perceived by its stockholders and the marketplace. Options granted to executives will be granted at 100% of the market value of the stock on the date of grant. Generally, stock-based awards will become exercisable or vest over a relatively long period, motivating executives to remain with the Company and sustain high corporate performance in order to increase the value of such awards.

      Stock-based compensation grant levels and awards are reviewed and determined each year by the Compensation Committee. Grants of stock-based compensation are determined on the basis of a number of factors, including (i) competitive total compensation and long-term incentive grant levels as determined in the market, (ii) the Company's stock ownership objectives and
(iii) both corporate and individual performance.

      Awards granted to the named executive officers during 1998 are summarized under the captions "Option Grants in Last Fiscal Year" and "Summary Compensation Table" above. As noted above, the Compensation Committee determined to grant a portion of each such award in the form of an ISO. ISOs provide an employee more favorable tax treatment than NQSOS if the employee retains the shares received upon exercise of ISOs for certain prescribed holding periods. The Compensation Committee believes that granting ISOs will encourage the officers to continue to hold the shares received upon exercise of the options and will thereby create additional incentives for such officers to further the growth, development and success of the Company.

      CEO Compensation

      Effective January 1, 1998, the annual base salary of Mr. Mosca, the Company's President and Chief Executive Officer, was increased by $17,000, or approximately 4%, from its previous level of $420,000. As part of the Company's annual bonus plan, Mr. Mosca received an annual cash bonus of $306,000. His Employment Agreement provides for annual reviews for base salary increases and annual bonuses of not less than $250,000. In 1998, Mr. Mosca also received options to purchase 66,300 shares of Common Stock, subject to five-year vesting under the 1995 Stock Plan. The Compensation Committee believes that stock-based awards are a particularly important part of compensation that correlates long-term individual motivation and reward to the Company's performance. In determining Mr. Mosca's total compensation, the quantitative and qualitative criteria described above are applied, and specific consideration is given to the compensation paid to chief executive officers of the Company's competitors, the Company's overall performance and the Company's steps towards achieving its strategic goals. See "--Executive Compensation--Employment Agreements and Termination of Employment Arrangements."

      Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Code generally limits the deductible amount of annual compensation paid to the corporation's chief executive officer and four other most highly compensated executive officers to no more than $1,000,000 each. However, qualified performance-based compensation and compensation pursuant to plans in existence prior to the Offering will be excluded from the $1,000,000 limitation on deductibility. All compensation paid by the Company during 1998 was fully deductible for federal income tax purposes. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Compensation Committee believes that the Company will not be denied any significant tax deductions for 1999. The Compensation Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                           --------------------------

      This report of the Compensation Committee and the Performance Graph immediately following shall not be deemed incorporated by reference by any general statements incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent it shall be specifically incorporated, and shall not otherwise be deemed filed under such Acts.

                                        COMPENSATION COMMITTEE

                                        Ian R. Heap (Chairman)
                                        Robert Clements
                                        Stephen Friedman

                                Performance Graph

      The following graph compares the Company's cumulative total stockholder return on its Common Stock to the cumulative total return, assuming reinvestment of dividends, for (i) Standard & Poor's 500 Composite Stock Index ("S&P 500 Index") and (ii) a Company-constructed peer group (the "Peer Group") over the period commencing September 13, 1995 (the date on which the initial public offering price of the Common Stock was determined) through December 31, 1998. The stock price performance presented below is not necessarily indicative of future results.

      The Peer Group consists of the following domestic broker-market reinsurance companies, each of which has more than $250,000,000 of total capital and surplus measured on the basis of statutory accounting principles: Chartwell Re Corporation, Everest Reinsurance Holdings, Inc., NAC Re Corporation, Transatlantic Holdings, Inc. and Trenwick Group Inc.

                           Risk Capital Holdings, Inc.
                    Cumulative Total Stockholder Return(1)(2)

                               [GRAPHIC OMITTED]

                                9/13/95   12/31/95  12/31/96  12/31/97  12/31/98

Risk Capital Holdings, Inc.     $100.00   $116.90    $96.88   $111.25   $108.75
S&P 300 Index                   $100.00   $107.05   $131.63   $175.55   $225.72
Peer Group                      $100.00   $105.07   $115.32   $158.64   $155.40

----------
(1)   Stock price appreciation plus dividends.

(2) The initial public offering price for the Common Stock was $20.00 as determined on September 13, 1995. The above graph assumes that the value of the investment was $100 on such date. The closing price for the Common Stock on December 31, 1998 was $21.75.

                 Certain Relationships and Related Transactions

Equity Advisory Agreement

      Upon completion of the Offering, the Company entered into an equity investment advisory agreement (the "Equity Advisory Agreement") with MMCI. Subject to investment guidelines determined by the Investment Committee from time to time (the "Investment Guidelines"), MMCI has the authority, among other things, to manage the Company's equity investment portfolio. The Equity Advisory Agreement provides that, subject to the Investment Guidelines, the Company may not invest in, purchase or dispose of equity securities unless such investment, purchase or disposition (including the terms thereof) has been approved by MMCI. The Company may, however, make strategic investments without the approval of MMCI. Strategic investments are generally acquisitions (not being made for resale) of securities of companies engaged in the reinsurance business or other businesses, provided that the Company obtains control of such companies.

      Fees

      Under the Equity Advisory Agreement, MMCI receives compensation on both public equity securities owned by the Company (the "Public Portfolio") and private equity securities owned by the Company (the "Private Portfolio"). With respect to equity securities in the Public Portfolio, the Company pays an annual fee, payable quarterly in arrears, equal to 0.35% of the daily average of the market prices of such securities during such quarterly period. With respect to equity securities in the Private Portfolio, the Company pays an aggregate fee, payable quarterly in arrears, equal to (i) 1.5% per annum on the first $250,000,000 in carrying value (i.e., the amount at which securities in the Private Portfolio are, as of such date, carried on the consolidated balance sheet of the Company, including, to the extent reflected therein in accordance with generally accepted accounting principles, unrealized gains and losses) of securities in the Private Portfolio; and (ii) 1.0% per annum on the carrying value of such securities in the Private Portfolio that exceeds $250,000,000, determined as of the last day of each such quarter. Certain adjustments in the calculation of carrying value are made with respect to securities in the Private Portfolio that are purchased or disposed of during a quarter, such adjustment to exclude the period during which such securities were not owned by the Company. In addition, with respect to securities in the Private Portfolio, MMCI receives annual compensation equal to the excess, if any, of (x) 7.5% of cumulative net realized gains (as defined in the Equity Advisory Agreement) on equity securities in the Private Portfolio over (y) cumulative incentive compensation previously paid in prior years to MMCI in accordance with this sentence ("annual Private Portfolio compensation"). If requested by MMCI, at the option of the Investment Committee, compensation may be payable, from time to time, in equity securities of the Company. In fiscal year 1998, fees incurred under the Equity Advisory Agreement were approximately $2,700,000.

      The Company has agreed to reimburse MMCI for certain of its expenses in connection with services to be provided under the Equity Advisory Agreement and indemnify MMCI and its affiliates with respect to certain matters related to such services. The Board of Directors may in the future grant additional equity securities, or options or warrants with respect thereto, to MMCI or its successors in order to continue to provide them with incentive compensation.

      Securities in the Public Portfolio generally mean equity securities (i) which are traded or listed on a national securities exchange or on the Nasdaq National Market or on the London Stock Exchange, Tokyo Stock Exchange or similar non-United States exchange, (ii) for which regular and continuous quotes are available through an electronic inter-dealer quotation system operated by The Nasdaq Stock Market, Inc. or similar system or (iii) which, at the request of MMCI and approved by the Investment Committee, are otherwise determined to be appropriately included in the Public Portfolio. Securities in the Private Portfolio mean all other equity securities. Securities will not be deemed to be securities in the Public Portfolio (but will be deemed securities in the Private Portfolio) if the actual securities held by the Company or its subsidiaries are subject to certain legal, contractual or other trading restrictions (whether or not the class of securities meets the criteria set forth in the preceding clauses (i) and (ii)).

      Term, Termination and Amendments

      The Equity Advisory Agreement has an initial term expiring December 31, 2001, and will be automatically renewed for one-year periods thereafter, unless either party has given one-year prior notice of non-renewal. In addition, the Company has the right to terminate the Equity Advisory Agreement in certain limited circumstances, including if, prior to the third anniversary of such agreement, Robert Clements is no longer actively and substantially involved in the investment activities of MMCI and a successor to Mr. Clements (approved by the Company) has not been appointed by MMCI. Subject to certain exceptions, upon termination, MMCI's incentive compensation with respect to securities in the Private Portfolio purchased while it was investment advisor will continue (and MMCI will continue to have discretion with respect to the disposition of such securities) up until the third anniversary of such termination, except that, upon notice of termination of the Equity Advisory Agreement, annual Private Portfolio compensation will not be determined annually but will be determined as of the end of such third anniversary. Notwithstanding the foregoing, at any time on and after such termination, at MMCI's option with written notice thereof (and, in any event, upon such third anniversary of such termination), all of the securities in the Private Portfolio will then be subject to a valuation procedure. The Equity Advisory Agreement may not be amended, or any terms thereof waived, without the consent of the Investment Committee.

      Limitations of Trident Partnership Agreement

      MMCI also serves as investment manager to Trident, an insurance industry private equity fund and, accordingly, certain restrictions exist with respect to MMCI's ability to make investment recommendations to the Company with respect to investments which would be suitable for both Trident and the Company. Under the Trident partnership agreement, until the earlier of May 6, 2000 or the date on which at least 75% of the aggregate capital of Trident has been drawn, neither MMCI nor any of its affiliates may organize, or invest in, any new or existing risk assumption entity unless Trident is first offered a reasonable opportunity to invest in such entity. Such restrictions may also apply to the Company. Such limitation, however, does not apply to investments in any such new entity where the total invested capital of such entity does not exceed $10,000,000.

      In addition, under Trident's investment advisory agreement with MMCI, Trident cannot make an investment unless such investment has been recommended to Trident by MMCI and Robert Clements. Under the terms of the Trident partnership agreement, two-thirds in interest of the limited partners may elect to dissolve Trident if Mr. Clements has become unable to provide advisory services to Trident and a replacement, acceptable to such partners, has not been timely designated.

      Pursuant to the Trident partnership agreement, where Trident has elected to make part, but not all, of the full investment otherwise available to it, the Company may not be offered the opportunity to participate in such investment unless Trident first offers at least all Trident partners with capital commitments of at least $50,000,000 the right to participate in such additional investment on a pro rata basis. Pursuant to the terms of the Equity Advisory Agreement, MMCI has agreed that it will not invest in such opportunities, and will not offer any such opportunities to its affiliates, without first offering the Company an opportunity to make such investment.

      Under and for the term of the Equity Advisory Agreement, MMCI has agreed that (except for investment opportunities required to be first made available to Trident and/or a successor fund or funds to Trident), unless the Company is first offered a reasonable opportunity to make an investment therein, MMCI will not (i) organize any new risk assumption entity involving the solicitation by MMCI of capital (except such entities which are to be operated in connection with the business of affiliates of MMCI), (ii) invest for the account of MMCI or its immediate parent, MMRCH, in insurance or reinsurance companies or companies providing services to the insurance industry or (iii) (other than for MMRCH or Trident or any successor or successors to either of them) manage any such investment for compensation. The foregoing restrictions do not apply to activities of affiliates of MMCI. Further, the foregoing restrictions do not apply to certain specified investments, including those (i) relating to a business to be operated in connection with the business of an affiliate of MMCI,
(ii) that constitute compensation for providing services not related to investments, (iii) that constitute compensation for providing services related to investments, provided that any part of such compensation attributable to investments made by the Company is for the account of the Company, (iv) made by MMCI in a securities underwriting capacity, as principal in a securities market-making capacity or in connection with block positions, proprietary trading accounts, risk arbitrage or other broker/dealer activities (including riskless principal activities), (v) made in insurance or reinsurance companies or companies providing services to the insurance industry as a result of the purchase of a portfolio of securities which includes the securities of the risk assumption entity or (vi) resulting from the exercise of existing options held by MMCI or its immediate parent or pursuant to offers made to either such entity as a securityholder in an existing investment. In the event that, at any time after January 1, 1997, less than 40% of the Company's total assets are made available for investment under the Equity Advisory Agreement, the restrictions described in the first sentence of this paragraph and in the following paragraph will terminate.

      Pursuant to the terms of the Equity Advisory Agreement, MMCI has agreed not to close a successor fund or funds to Trident until MMCI has made available for investment by the Company the Targeted Amount of Private Portfolio investments, unless the Board of Directors of the Company has otherwise approved such closing. The Targeted Amount is $150,000,000 if such closing is on or after the third anniversary of the completion of the Offering (or pro-rata portion thereof to the extent such closing is prior to such third anniversary). As long as MMCI is the Company's equity investment advisor, it has agreed not to close a successor fund to Trident unless the Company is given the opportunity to invest in such successor fund.

Fixed Income Advisory Agreement

      Upon completion of the Offering, the Company entered into a fixed income investment advisory agreement (the "Fixed Income Advisory Agreement") with The Putnam Advisory Company, Inc. ("Putnam"), an affiliate of MMCI. Subject to the Investment Guidelines, Putnam has the authority, among other things, to manage the Company's fixed income and short-term cash portfolios. The Fixed Income Investment Agreement is subject to termination by either party upon 30 days' written notice.

      Pursuant to the Fixed Income Advisory Agreement, maximum fees charged by Putnam (other than for custodial services) in the aggregate, based on the market value of assets included in the Company's fixed income portfolio, are at the following rates: 0.35% per annum on the first $50,000,000, 0.30% per annum on the next $50,000,000, 0.20% per annum on the next $100,000,000 and 0.15% per annum on the market value of assets that exceeds $200,000,000. For the short-term cash portfolio, the Company pays a fee equal to 0.15% per annum of the total monthly average market value of such portfolio. In fiscal year 1998, fees incurred under the Fixed Income Advisory Agreement were approximately $461,000.

Other Transactions

      Commencing in 1996, the Company subleased office space to MMCI for a term expiring in October 2002. Future minimum rental income under the remaining term of the sublease, exclusive of escalation clauses and maintenance costs, will be approximately $1,648,000. Rental income for 1998 was $430,000. In 1998, MMCI also reimbursed the Company approximately $11,000 (net of $89,000 of certain sublease income allocated to MMCI) for MMCI's pro rata share of costs for improvements and maintenance under the sublease.

      Pursuant to agreements among Robert Clements, MMCI and MMRCH, and in recognition of services provided by Mr. Clements to MMCI, the Company's equity investment advisor, MMRCH transferred to Mr. Clements Class A Warrants to purchase 200,000 shares of Common Stock in September 1996 and Class B Warrants to purchase 150,000 shares of Common Stock in June 1998. The rights to certain of these warrants were subsequently transferred by Mr. Clements to members of his family. These arrangements also provide that Mr. Clements will receive a performance payment in an amount of up to $1,500,000 from MMCI if revenues received by MMCI in the year 2000 from fees generated by the Equity Advisory Agreement reach certain levels. See "Election of Directors--Directors and Executive Officers" and "--Certain Relationships and Related Transactions--Equity Advisory Agreement."

      Lewis L. Glucksman is an Advisory Director and former Vice Chairman of Salomon Smith Barney Holdings Inc., which served as lead underwriter for the Offering and performs investment banking services for the Company from time to time.

      The Company has engaged and may continue to engage, in the ordinary course of its business, in insurance, investment or other transactions with XL and its subsidiaries and/or subsidiaries of Marsh & McLennan Companies, Inc. (collectively, "Marsh") or companies in which Marsh has equity or other interests, including MMCI and Trident. MMCI is the investment advisor to Trident and affiliates of Marsh have invested in Trident. The Company has invested, and in the future may continue to invest, in entities in which Trident has invested, or is investing. The Company may provide reinsurance to such entities or other entities in which Trident has invested. The Company believes that the terms of such transactions, including those described below, are no less favorable to the Company than could have been obtained from third parties that were not affiliated with the Company.

      In April 1998, the Company acquired for approximately $20 million a minority ownership interest in Annuity and Life Re (Holdings), Ltd., a new Bermuda-based reinsurance company formed to provide annuity and life reinsurance. The Company's investment was made concurrently with an investment by XL and the consummation of the issuer's initial public offering.

      In November 1997, XL and the Company formed Latin American Reinsurance Company, Ltd., a new reinsurer specializing in the Latin American reinsurance market. The reinsurer, headquartered in Bermuda, was capitalized with approximately $100 million, of which XL and the Company contributed approximately $75 million and $25 million, respectively.

      In July 1997, XL, the Company and another investor formed Sovereign Risk Insurance Ltd., a managing general agency in Bermuda to provide underwriting services to the three investors for political risk insurance coverage.

      In two separate and unrelated transactions in December 1997, the Company and XL each acquired minority ownership interests in American Strategic Insurance Corp. and Sunshine State Insurance Company, two newly-formed Florida-based insurers. Each of the Company and XL invested an aggregate of approximately $3,800,000 in these two issuers. In connection with these investments, the Company and XL will provide the issuers with reinsurance during specified periods.

      In 1998, the Company assumed net premiums written and net premiums earned of approximately $3.3 million and $3.4 million, respectively, from an affiliate of XL. In addition, the Company assumed net premiums written and net premiums earned of approximately $18,500,000 and $20,700,000, respectively, from insurance companies that are majority-owned by Trident. At December 31, 1998, the Company owned common stock of XL with an estimated fair value and carrying value of $29,250,000.

      Affiliates of Marsh act as reinsurance intermediaries to the Company from time to time. Commissions allocable to these intermediaries for premiums earned by the Company in fiscal year 1998 were approximately $23.1 million. In addition, affiliates of Marsh are authorized insurance brokers of the Company for its corporate insurance needs.

      In March 1998, the Company acquired for approximately $2.8 million a minority ownership interest in Arbor Acquisition Corp., a Boston-based national surplus lines and wholesale brokerage firm. The Company's investment was made concurrently with a minority investment by Marsh. In September 1998, the Company invested an additional $845,000 in the issuer.

      In July 1997, the Company acquired a minority ownership interest in The ARC Group, LLC, a wholesaler of specialty insurance for approximately $9.5 million. The Company's investment was made concurrently with a minority investment by Marsh.

      In March 1998, the Company purchased for $10 million a minority ownership interest in Altus Holdings, Ltd., a new Cayman Islands company formed to provide rent-a-captive and other underwriting management services. The balance of the $35 million of capital was contributed by Trident, XL, MMRCH and members of the issuer's management. The stockholders provided their capital through a combination of cash and unfunded commitments supported by letters of credit. The Company provided, for a fee and on behalf of Trident, the letter of credit supporting Trident's unfunded obligation.

      In February 1997, the Company acquired for approximately $6.5 million a minority ownership interest in First American Financial Corporation, a Missouri-based company which underwrites specialty vehicle property and casualty coverages. In June 1998, the Company invested an additional $3.8 million in the company, which investment was made in connection with the purchase by Trident of an approximately 62% interest in the issuer.

      In December 1997, the Company acquired a minority ownership interest in GuideStar Health Systems, Inc., an Alabama-based managed care organization for approximately $1,000,000. The Company's investment was made concurrently with an investment by Trident.

      In April 1996, the Company acquired an ownership interest in Venton Holdings, Ltd., a Bermuda-based holding company which owns a managing agency and a corporate capital vehicle at Lloyd's, London. In December 1997, the Company increased its total cash investment in such holding company from $1,100,000 to $4,400,000, and increased its capital contribution commitment from $8.7 million to $13.3 million. The Company had co-invested in such holding company with Trident and a subsidiary of XL. In October 1998, the Company sold its interest in the holding company to an independent third party.

Designation of Directors

      In connection with the Offering, and subject to certain conditions, the Company has agreed to allow (i) MMRCH to designate (and the Company has agreed to use its best efforts to cause to be elected) two Directors to the Board of Directors, (ii) XL to designate (and the Company has agreed to use its best efforts to cause to be elected) two Directors to the Board of Directors, and
(iii) Trident to designate (and the Company has agreed to use its best efforts to cause to be elected) one Director to the Board of Directors. Messrs. Clements and Wroughton are MMRCH's designees, Messrs. Heap and Esposito, Jr. are XL's designees and Mr. Friedman is Trident's designee.

Registration Rights

      In connection with the Offering and subject to certain limitations, the Company granted each of Trident, MMRCH, Taracay and XL (the "Investors") the right to require the Company to register under the Securities Act its warrants, shares of Common Stock and shares of Common Stock underlying the warrants (collectively, "Registrable Securities"). In addition, whenever the Company proposes to register under the Securities Act any of its securities for its own account or for the account of another securityholder, the Investors are entitled, subject to certain restrictions, to include their Registrable Securities in such registration ("Piggyback Registration Rights"). The Company also granted Piggyback Registration Rights to Mr. Mosca with respect to certain shares of Common Stock that he purchased at the time of the Offering. In connection with all such registrations, the Company is required to bear all registration and selling expenses (other than underwriting fees and commissions and the fees of any counsel for the holders participating in such registrations). Registration rights may be transferred to an assignee or transferee of Registrable Securities.

      Pursuant to a registration request by Trident under the foregoing rights, the Company registered for sale by Trident 1,750,000 shares of Common Stock owned by Trident under a shelf registration statement which was declared effective by the SEC in September 1997. As of the date of this Proxy Statement, Trident had sold 1,500,000 of shares of Common Stock pursuant to such registration statement, and continues to own 250,000 shares of Common Stock and Class A Warrants to purchase 1,386,079 shares of Common Stock.

                 2. APPROVAL OF THE RISK CAPITAL HOLDINGS, INC.
                  1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN

                    The Board of Directors Recommends a Vote
              "FOR" the Approval of the Risk Capital Holdings, Inc.
                  1999 Long Term Incentive and Share Award Plan

      In 1995, the Company's stockholders approved the 1995 Stock Plan under which the Compensation Committee and the Board of Directors have awarded stock-based awards to the employees and Directors of the Company. Of the 1,700,000 shares of Common Stock reserved for issuance pursuant to the 1995 Stock Plan, an aggregate of 1,659,195 shares have been awarded as restricted shares or are subject to outstanding stock options. Since the stock authorization under the 1995 Stock Plan is nearly depleted, which is due primarily to greater than anticipated hiring, the Compensation Committee and the Board of Directors have adopted the Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan (the "1999 Plan"), subject to stockholder approval. The Compensation Committee and the Board of Directors retained an independent compensation consultant in its review and consideration of the 1999 Plan.

      The stockholders are now requested to approve the adoption of the 1999 Plan. The following summary of the 1999 Plan is qualified in its entirety by express reference to the 1999 Plan, which is attached as Appendix A to this Proxy Statement.

      General

      The 1999 Plan, like its predecessor, is intended to provide incentives to attract, retain and motivate employees and Directors in order to achieve the Company's long-term growth and profitability objectives. The 1999 Plan will provide for the grant to eligible employees and Directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, dividend equivalents and other stock-based awards (the "Awards"). The 1999 Plan will also provide the Non-Employee Directors with the opportunity to receive the annual Board retainer fee in shares of Common Stock. An aggregate of 900,000 shares of Common Stock has been reserved for issuance under the 1999 Plan (of which no more than 300,000 of such shares may be issued pursuant to grants of restricted shares, restricted share units, performance shares and performance units), subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure. See "--Capital Structure Changes." Shares issued pursuant to the 1999 Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration

      Officers, other employees and directors of the Company and its subsidiaries and affiliates who are responsible for or contribute to the management and profitability of the business of the Company will be eligible to be granted Awards under the 1999 Plan. The 1999 Plan will be administered by the Compensation Committee or such other committee of the Board of Directors (or the entire Board) as may be designated by the Board (the "Committee"). The Committee will determine which eligible employees and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. The 1999 Plan, like its predecessor, will also provide for certain non-discretionary grants to Non-Employee Directors. In addition, the 1999 Plan will provide for the payment of all or a portion of the annual retainer fee for Non-Employee Directors in stock or cash. Approximately 40 employees and seven Non-Employee Directors are currently eligible to participate in the 1999 Plan.

      The Committee will be permitted to delegate to officers of the Company the authority to perform administrative functions for the 1999 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

Awards

      Incentive stock options intended to qualify for special tax treatment in accordance with the Code and non-qualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. The terms of incentive stock options will comply with the provisions of Section 422 of the Code. Awards may be granted alone, in tandem with or in exchange for any other Award. The 1999 Plan specifically provides that outstanding options cannot be repriced.

      A share appreciation right ("SAR") will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

      During a calendar year, the maximum number of shares of Common Stock with respect to which options and SARs may be granted to an eligible participant under the 1999 Plan will be 500,000 shares.

      Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during any applicable restriction period.

      A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

      Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period.

      Performance objectives may vary from employee to employee and will be based upon such one or more performance criteria as the Committee may deem appropriate, including: growth in book, economic book and/or intrinsic book value; appreciation in value of the Common Stock; total stockholder return; earnings per share; comprehensive income; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; and net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

      During a calendar year, the maximum number of shares of Common Stock with respect to which restricted shares, restricted share units, performance shares and performance units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code to an eligible participant under the 1999 Plan will be the equivalent of 175,000 shares.

      Dividend equivalents granted under the 1999 Plan will entitle the holder thereof to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the 1999 Plan.

Automatic Grant of Options to Non-Employee Directors

      In addition to permitting discretionary grants to Directors, the 1999 Plan will also provide for certain automatic grants of stock options to Non-Employee Directors. On the date any individual first becomes a Non-Employee Director, such individual will automatically be granted an option to purchase 300 shares of Common Stock with an exercise price per share equal to the market price per share on the date of grant. Each such option will become exercisable in three equal installments, commencing on the date of grant and annually thereafter, and will expire on the tenth anniversary of the date of grant. In addition, as of January 1 of each year, each Non-Employee Director then in office will automatically be granted an option to purchase 1,500 shares of Common Stock with an exercise price per share equal to the market price per share on the date of grant. Each such option will become fully exercisable on the first anniversary of the date of grant and will expire on the tenth anniversary of the date of grant. The exercise price of a Non-Employee Director's option may be paid to the Company at the time of exercise either in cash, or in shares already owned by the Director and having a total market value equal to the exercise price, or in a combination of cash and such shares.

      If an individual ceases to be a Non-Employee Director (i) due to retirement after attainment of age 65 or (ii) due to death or disability, all of his or her outstanding options, to the extent not already exercisable in full, will become immediately and fully exercisable at the time of termination of service, and all of such Director's options may be exercised at any time prior to the expiration dates of such options. If such Director's service terminates for any other reason, all options which are not then exercisable will be canceled on the date service terminates, and options which are then exercisable may be exercised at any time within six months after the date of such termination, but not later than the expiration date of the options.

Payment of Board Retainer Fees in Stock or Cash

      The 1999 Plan will permit each Non-Employee Director, at his or her option, to receive the annual retainer fee in the form of shares of Common Stock instead of cash. Any shares so elected will be payable at the time cash retainer fees are otherwise payable to Non-Employee Directors, and the number of shares distributed will be equal to 120% of the amount of the annual retainer fee otherwise payable on such payment date divided by the fair market value of a share of Common Stock on such date. Currently, each Non-Employee Director receives an annual cash retainer fee in the amount of $25,000. See "Election of Directors--Directors and Executive Officers--Compensation of Directors."

Nontransferability

      Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative, provided that, if the Committee expressly so provides, an Award (other than incentive stock options) may be transferred by a participant to members of his or her immediate family or to a trust established for the exclusive benefit of solely one or more members of the participant's immediate family.

Capital Structure Changes

      With respect to Non-Employee Director options, in the event that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change (a "Capital Structure Change"), affects the Common Stock such that outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or another corporation or other consideration, then in order to maintain the proportionate interest of the Non-Employee Directors and preserve the value of such Directors' options, (i) there will automatically be substituted for each share subject to an unexercised Non-Employee Director's option and each share to be issued to such Directors under the 1999 Plan subsequent to such event, the number and kind of shares, other securities or other consideration into which each outstanding share will be changed or for which each such share will be exchanged, and (ii) the exercise price will be increased or decreased proportionately so that the aggregate purchase price for the shares subject to any unexercised Non-Employee Director's option will remain the same as immediately prior to such event.

      If the Committee determines that any Capital Structure Change or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible employees under the 1999 Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 1999 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

      The 1999 Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, alteration, suspension, discontinuation or termination of the 1999 Plan may impair the rights or, in any other manner, adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. Unless earlier terminated, the 1999 Plan will expire in May 2009, and no further awards may be granted thereunder after such date.

Market Value

      The per share closing price of the Common Stock on April 1, 1999 was $14.88.

Federal Income Tax Consequences

      The following is a summary of the federal income tax consequences of the 1999 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

      Stock Options

      In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a non-qualified stock option or an incentive stock option.

      Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

      Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 1999 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the 1999 Plan will be treated as a non-qualified stock option to the extent it first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

      If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

      Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

      Restricted Stock

      A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company).

      In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

      SARs and Other Awards

      With respect to SARs and other Awards under the 1999 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 1999 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

      Payment of Withholding Taxes

      The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 1999 Plan.

      Special Rules

      Special rules may apply to a participant who is subject to Section 16(b) of the Exchange Act as in effect from time to time (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

      Limitation on Deductibility

      Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 1999 Stock
Plan) by a public company to a "covered employee" (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted and other Awards made under the 1999 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code. See "Election of Directors--Executive Compensation--Report of the Compensation Committee of the Board of Directors."

      New Plan Benefits

      No benefits have been received or allocated to any employee or Non-Employee Director under the 1999 Plan (except under the provisions authorizing automatic annual grants to Non-Employee Directors of stock options to purchase 1,500 shares of Common Stock at an exercise price per share equal to the market price per share on the date of grant; see "--Automatic Grant of Options to Non-Employee Directors" above), and therefore a "New Plan Benefits" table has not been included.

           3. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

                    The Board of Directors Recommends a Vote
                   "FOR" the Ratification of the Selection of PricewaterhouseCoopers LLP as the Company's
                  Independent Accountants for Fiscal Year 1999

      The Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the year ending December 31, 1999. PricewaterhouseCoopers LLP served as the Company's independent accountants from the Company's inception in June 1995 to the present. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of PricewaterhouseCoopers LLP to audit the Company's consolidated financial statements for fiscal year 1999. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                                  MISCELLANEOUS

Other Business of the Annual Meeting

      The Board of Directors is not aware of, and does not intend to present, any matters to come before the Annual Meeting other than those set forth in this Proxy Statement. However, if other matters properly come before the Annual Meeting or any postponement or adjournment thereof, the enclosed form of proxy confers discretionary authority with respect to acting thereon, and the persons named therein intend to vote any proxies in accordance with their judgment.

Stockholder Proposals for 2000 Annual Meeting

      In accordance with the rules established by the SEC, stockholder proposals to be included in the Company's proxy statement with respect to the 2000 annual meeting of stockholders must be received by the Company at its executive offices no later than December 7, 1999.

      In June 1998, the SEC adopted a new notice requirement relating to a Company's use of discretionary voting authority with respect to stockholder proposals that are not intended to be included in the Company's proxy statement. In connection with the Company's 2000 annual meeting of stockholders, the new rule requires that, if the proponent fails to notify the Company of such a proposal on or before February 25, 2000, then management proxies would be allowed to use their discretionary voting authority when such proposal is raised at the 2000 annual meeting. In addition, the Company's Bylaws provide that any stockholder desiring to nominate a director at an annual meeting must provide written notice of such nomination to the Secretary of the Company at least 50 days prior to the date of the meeting at which such nomination is proposed to be voted upon (or, if less than 50 days' notice of an annual meeting is given, stockholder proposals and nominations must be delivered no later than the close of business of the seventh day following the day notice was mailed). Notices of stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.

Copies of Annual Report on Form 10-K

      Stockholders are entitled to receive, upon written request and without charge, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1998. Please direct such requests to the office of the Secretary, Risk Capital Holdings, Inc., 20 Horseneck Lane, Greenwich, Connecticut 06830.

                                      By Order of the Board of Directors


                                      PETER A. APPEL
                                      Managing Director,
                                      General Counsel and Secretary

Greenwich, Connecticut
April 12, 1999

                                                                      Appendix A

                           RISK CAPITAL HOLDINGS, INC.

--------------------------------------------------------------------------------

                  1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN

--------------------------------------------------------------------------------

                          RISK CAPITAL HOLDINGS, INC.

                 1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN

                               Table of Contents

Section                                                                   Page
-------                                                                   ----

1.   Purposes...........................................................     1

2.   Definitions........................................................     1

3.   Administration.....................................................     3

4.   Shares Subject to the Plan.........................................     4

5.   Specific Terms of Awards...........................................     5

6.   Certain Provisions Applicable to Awards............................     9

7.   Director's Options.................................................    11

8.   Director's Shares..................................................    12

9.   General Provisions.................................................    12

                           RISK CAPITAL HOLDINGS, INC.
                  1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN

            1. Purposes. The purposes of the 1999 Long Term Incentive and Share Award Plan are to advance the interests of Risk Capital Holdings, Inc. and its stockholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

            2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

            "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

            "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, Other Share-Based Award, Director's Option or Director's Share granted to an Eligible Employee under the Plan.

            "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

            "Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Employee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Employee, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

            "Board" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

            "Committee" means the Compensation Committee of the Board, or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board to administer the Plan.

            "Company" means Risk Capital Holdings, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

            "Director" means a non-employee member of the Board.

            "Director's Option" means a NQSO granted to a Director under Section 7.

            "Director's Shares" means Shares granted to a Director as payment of the Director's annual retainer fee pursuant to the Director's election under Section 8 of the Plan.

            "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

            "Eligible Employee" means (i) an employee of the Company or its Subsidiaries and Affiliates, including any director who is an employee, who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates, and (ii) any Director.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

            "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares as of any given date prior to the existence of a public market for the Company's Shares shall mean the Company's book value. Thereafter, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

            "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

            "NQSO" means any Option that is not an ISO.

            "Option" means a right, granted under Section 5(b) or Section 7, to purchase Shares.

            "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

            "Participant" means an Eligible Employee or Director who has been granted an Award or Director's Option under the Plan.

            "Performance Share" means a performance share granted under Section 5(f).

            "Performance Unit" means a performance unit granted under Section 5(f).

            "Plan" means this 1999 Long Term Incentive and Share Award Plan.

            "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

            "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

            "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

            "SAR" or "Share Appreciation Right" means the right, granted under
      Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

            "Shares" means common stock, $.01 par value per share, of the Company.

            "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            3. Administration.

            (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i) to select Eligible Employees to whom Awards may be granted;

                  (ii) to designate Affiliates;

                  (iii) to determine the type or types of Awards to be granted to each Eligible Employee;

                  (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                  (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

                  (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Employee;

                  (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Employee;

                  (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                  (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

                  (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

                  (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

            (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law. Notwithstanding any provision of this Plan to the contrary, the Committee may grant Awards which are subject to the approval of the Board; provided that an Award shall be subject to Board approval only if the Committee expressly so states.

            (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

            4. Shares Subject to the Plan.

            (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance under the Plan shall be 900,000, and no more than 300,000 of such Shares shall be issued pursuant to grants of Restricted Shares, Restricted Share Units, Performance Shares and Performance Units. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in
Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options and SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 500,000 Shares and (ii) with respect to Performance Shares, Performance Units, Restricted Shares and Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 175,000 Shares during a calendar year to any Eligible Employee under this Plan.

            (b) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

            (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares which may thereafter be issued under the Plan,
(ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

            5. Specific Terms of Awards.

            (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

            (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

                  (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

                  (ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees.

                  (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than five years after the earlier of the date of adoption or stockholder approval of the Plan.

            (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Employees on the following terms and conditions:

                  (i) Right to Payment. A SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of a SAR granted in tandem with an option, shall be equal to the exercise price of the underlying Option).

                  (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR
      (1) granted in tandem with a NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

            (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

                  (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

                  (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during any applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

                  (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

                  (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

            (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

                  (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in

      Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied.

                  (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

            (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Employees on the following terms and conditions:

                  (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: growth in book, economic book and/or intrinsic book value; appreciation in value of the Shares; total stockholder return; earnings per share; comprehensive income; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; net profit margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Employees may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

                  (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

                  (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

                  (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

                  (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

            (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

            (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

            6. Certain Provisions Applicable to Awards.

            (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion. Notwithstanding the foregoing, the exercise price of any Option, grant price of any SAR or purchase price of any other Award conferring a right to purchase Shares which is granted in exchange or substitution for an option, SAR or other award granted by the Company (other than in connection with a transaction described in Section 4(c) hereof) shall not be less than the exercise price, grant price or purchase price of the exchanged or substituted option, SAR or other award, and outstanding Awards shall not be amended (other than in connection with a transaction described in Section 4(c) hereof) to reduce the exercise price, grant price or purchase price of any such Award.

            (b) Terms of Awards. The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

            (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

            (d) Nontransferability. Except as set forth below and except for vested Shares, Awards shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Award (other than an ISO) granted hereunder may be transferred by a Participant to members of his or her "immediate family" or to a trust established for the exclusive benefit of solely one or more members of the Participant's "immediate family." Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family." means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption. An Eligible Employee's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employee's creditors.

            7. Director's Options.

            (a) Annual Grant. On January 1 of each year, beginning with January 1, 2000, each Director in office on such date shall automatically be granted a NQSO to purchase 1500 Shares with an exercise price per Share equal to 100 percent of the Market Value of one Share on the date of grant; provided, however, that such price shall be at least equal to the par value of a Share. Each Option granted to a Director under this paragraph (a) shall become fully exercisable on the first anniversary of the date the Option is granted, and shall expire (unless terminated earlier under paragraph (d) below) on the tenth anniversary of the date of grant.

            (b) Initial Grants. Each Director will automatically be granted a NQSO on the date he or she is first elected to the Board to purchase 300 Shares with an exercise price per Share equal to 100% of the Market Value of one Share on the date of grant; provided, however, that such price shall be at least equal to the par value of a Share. Each Option granted to a Director under this paragraph (b) shall become exercisable in three equal installments, commencing on the date of grant and annually thereafter. Each Option granted under this paragraph (b) shall expire (unless terminated earlier under paragraph (d) below) on the tenth anniversary of the date of grant.

            (c) Market Value. For purposes of this Section 7, Market Value shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

            (d) Termination of Service. If a person ceases to be a Director, (i) due to retirement after attainment of age 65, or (ii) due to death or disability, all of his or her outstanding Options, to the extent not already exercisable in full, shall become immediately and fully exercisable at the time of termination of service, and all of such Director's Options may be exercised at any time prior to the expiration dates of such Options. If the Director's service terminates for any other reason, all Options which are not then exercisable shall be cancelled on the date service terminates, and Options which are then exercisable may be exercised at any time within six months after the date of such termination, but not later than the expiration date of the Options.

            (e) Time and Method of Exercise. The exercise price of a Director's Option shall be paid to the Company (including, without limitation, through broker-assisted exercise arrangements) at the time of exercise either in cash, or in Shares already owned by the optionee and having a total Market Value equal to the exercise price, or in a combination of cash and such Shares.

            (f) Nontransferability. No Director's Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, a Director's Option shall be exercisable only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), a Director's Option granted hereunder may be transferred by an optionee to members of his or her "immediate family" or to a trust established for the exclusive benefit of solely one or more members of his or her "immediate family." Any Director's Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Director's Option immediately prior to the transfer, except that the Director's Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Director's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

            (g) Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Director and preserve the value of the Director's Option, (i) there shall automatically be substituted for each Share subject to an unexercised Director's Option and each Share to be issued under Section 7(a) or 7(b) subsequent to such event the number and kind of shares, other securities or other consideration into which each outstanding Share shall be changed or for which each such Share shall be exchanged, and (ii) the exercise price shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to any unexercised Director's Option shall remain the same as immediately prior to such event.

            8. Director's Shares. Each Director may make an election in writing on or prior to each August 1 to receive the Director's annual retainer fees payable thereafter in the form of Shares instead of cash. Any Shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of Shares distributed shall be equal to 120 percent of the amount of the annual retainer fee otherwise payable on such payment date divided by the Fair Market Value of a Share on such date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this
Section 8 within 30 days of such election or appointment in respect of annual retainer fees payable after the date of the election. Any election made under this Section 8 shall remain in effect unless and until a new election is made in accordance with the provisions of this Section 8.

            9. General Provisions.

            (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

            (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

            (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee's tax obligations.

            (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under
Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award theretofore granted to him or her.

            (e) No Rights to Awards; No Stockholder Rights. No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

            (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

            (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

            (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

            (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Eligible Employees, the Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. In the case of Director's Options, cash shall be paid in lieu of such fractional shares.

            (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws.

            (k) Effective Date; Plan Termination. The Plan shall become effective as of May 11, 1999 (the "Effective Date") upon approval by the stockholders of the Company. The Plan shall terminate as to future awards on the date which is 10 years after the Effective Date.

            (l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

--------------------------------------------------------------------------------

                           RISK CAPITAL HOLDINGS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1999

      The undersigned stockholder of Risk Capital Holdings, Inc. (the "Company"), revoking all prior proxies, hereby appoints Peter A. Appel and Paul
J. Malvasio, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to represent and vote all shares of the Company's Common Stock, $0.01 par value per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's offices located at 20 Horseneck Lane, Greenwich, Connecticut, on Tuesday, May 11, 1999 at 4:00 p.m. (EDT), and at any adjournment or postponement thereof, upon such matters as may come before the Annual Meeting.

      The undersigned hereby acknowledges receipt of a copy of the Proxy Statement relating to such Annual Meeting.

      This Proxy, when properly executed, will be voted as directed. If no direction is given, this Proxy will be voted FOR the election of the nominees and the approval of the proposals described on the reverse side of this card.

                {Continued and to be completed on reverse side)

--------------------------------------------------------------------------------

     Please date, sign, and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                          RISK CAPITAL HOLDINGS, INC.
                                  May 11, 1999

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A |X| Please Mark your
      Votes as in this
      Example.

           The Board of Directors recommends a vote FOR the nominees
                           and proposals listed below.


                              FOR each nominee (except         WITHHOLD
                            as indicated to the contrary)      AUTHORITY
1. ELECTION OF NOMINEES                 |_|                       |_|
   To re-elect each of the listed nominees as a Class I Director of the Company to serve until the Company's 2002 Annual Meeting and until his successor is duly elected and qualified.

Nominees:
      Thomas V. A. Kelsey
      Philip L. Wroughton

INSTRUCTION To withhold authority to vote for any individual nominee, write that nominee's name in the space provide below.

________________________________________________________________________________

                                                     FOR     AGAINST   ABSTAIN

2. APPROVAL of the Company's 1999 Long Term          |_|       |_|       |_|
   Incentive and Share Award Plan

3. RATIFICATION OF THE SELECTION OF INDEPENDENT      |_|       |_|       |_|
   ACCOUNTANTS To ratify the selection of the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 1999

4. OTHER - In their descretion upon such other matters which may properly come before the Annual Meeting or any postponement or adjournment thereof


SIGNATURE ________________ DATE__________ SIGNATURE______________ DATE__________

NOte: (Please sign exactly as your name(s) appear(s) on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)